PSC Inc.

                           Director Compensation Plan

Article I         Purpose of the Plan

1.1 Purpose of Plan. PSC Inc. (the "Company") adopts the PSC Inc. Compensation Plan for Non-Employee Directors (the "Plan") to provide for payment either in cash or in shares of the Company's Common Stock, $.01 par value ("Stock"), of the compensation paid for the services of members of the Board of directors of the Company who are not employees of the Company or any of its affiliates or subsidiaries ("Non-Employee Directors"). The Plan also allows the Non-Employee Directors to defer all or a portion of the compensation for their services as directors. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Company, to enhance the identity of interests between Non-Employee Directors and the shareholders of the Company, and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors.

Article II        Eligibility and Participation

2.1 Eligibility and Participation. Only Non-Employee Directors shall be eligible to participate in the Plan. An eligible Plan participant may be referred to herein as "Participant".

Article III       Director Compensation Elections

3.1 Compensation Payable in Cash or Stock. Each Non-Employee Director may elect to have (a) his or her director retainer fee that is paid in quarterly installments, or in any other manner (determined without regard to the Plan) (the "Retainer"), (b) his or her fees for attendance at meetings of the Company's Board of Directors and/or committees thereof (determined without regard to the Plan) ("Meeting Fees"), and (c) any other compensation paid to him or her for services as a director (determined without regard to the Plan) ("Other Compensation") payable in cash or in Stock.

3.2 Deferral of Compensation. Each Non-Employee Director may elect to defer receipt of all or a specified portion of the Retainer, the Meeting Fees or the Other Compensation otherwise payable to him or her. If the amount to be deferred would have been payable in cash pursuant to Section 3.1, the Company will credit a Deferral Account maintained for the Non-Employee Director as provided in this Plan with an amount that would otherwise have been payable to the Non-Employee Director in cash. If the amount to be deferred would have been payable in Stock pursuant to Section 3.1, the Company will credit units ("Stock Units") to a Unit Account maintained for the Non-Employee Director as provided in this Plan.

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For purposes of the Plan,  Deferral  Account  means an account  maintained  in a ledger for a Non-Employee Director to which cash equivalent amounts allocable to the Non-Employee Director under this Plan are credited and a Unit Account means the account maintained in a ledger for a Non-Employee Director to which Stock Units allocable to the Non-Employee Director under this Plan are credited. A Stock Unit means a credit in a Non-Employee Director Unit Account representing one share of Stock.

3.3 Elections. An election under Sections 3.1 and 3.2 must be made in writing and delivered to the Company prior to the start of the calendar year in which the Retainer, the Meeting Fees or the Other Compensation would otherwise be paid (but for the deferral election) and such election will be irrevocable for the affected calendar year (the "Affected Year"). To participate in the Plan during the calendar year in which the Plan becomes effective, the Non-Employee Director must make an election under Sections 3.1 and 3.2 for services to be performed subsequent to the election within 30 days after the Effective Date (as defined in Section 9.1) and such election will be irrevocable for the remainder of the Affected Year. To participate in the Plan during the first calendar year in which a Non-Employee Director becomes eligible to participate in the Plan, the new Non-Employee Director must make an election under Sections 3.1 and 3.2 for services to be performed subsequent to the election within 30 days after the date he or she becomes eligible and such election will be irrevocable for the remainder of the Affected Year. Each election shall remain in effect until revoked in writing, and any such revocation shall become effective no earlier than the first day of the first calendar year commencing after such revocation is received by the Company. If a Non-Employee Director does not file an election form by the specified date, he or she will be deemed to have elected to receive all of the Retainer, the Meeting Fees and the Other Compensation in cash.

3.4 Payment in Stock. If a Non-Employee Director elects to receive Stock in payment of all or part of his or her Retainer, Meeting Fees and Other
Compensation, the number of shares of Stock to be issued on the date that payment would otherwise have been made in cash shall equal the cash amount that would have been paid divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid.

For purposes of the Plan, the Fair Market Value of Stock on any business day means (a) if the primary market for the Stock is a national securities exchange, the Nasdaq National Market, or other market quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sale price of the Stock on such exchange or in such quotation system for that day or, if there shall not have been a sale on such exchange or reported through such system on such trading day, the closing or last bid quotation therefor on such exchange or quotation system on such trading day; (b) if the primary market for the Stock is not such an exchange or quotation market in which transactions are
contemporaneously   reported,   the  closing  or  last  bid   quotation  in  the
over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successor, or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate. To the extent that the application of any formula described in this Section 3.4 does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Stock shall be issued under the Plan.
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3.5 Crediting  Cash to a Deferral  Account.  If a Non-Employee  Director  defers receipt of any portion of the Retainer, the Meeting Fees or the Other Compensation by having an amount credited to a Deferral Account, then on each date that payment would have been made in cash, the Company will credit to the Non-Employee Director's Deferral Account an amount equal to the dollar amount of the Retainer, the Meeting Fees or the Other Compensation deferred. On the last day of each calendar year the Company will also credit the Deferral Account with interest, calculated at the Interest Rate, on the aggregate amount credited to the Deferral Account.

For purposes of the Plan "Interest Rate" means the annual rate at which interest is deemed to accrue on the amounts credited in a Deferral Account for a Non-Employee Director. The annual rate shall be the average interest rate paid by the Company during the year to its senior lender.

3.6 Deferral Account Fully Vested. All sums credited to a Deferral Account shall at all times be fully vested.

3.7 Crediting Stock Units to Unit Accounts. If a Non-Employee Director defers receipt of any portion of the Retainer, the Meeting Fees or the Other Compensation by having Stock Units credited to a Unit Account, then on each date that payment would have been made in cash, the Company will credit to the Non-Employee Director's Unit Account a certain number of Stock Units. The number of Stock Units credited to a Unit Account with respect to any Non-Employee Director shall equal the amount deferred divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.3.

3.8 Fully Vested Stock Units. All Stock Units credited to a Participant's Unit Account pursuant to this Article III shall be at all times fully vested and nonforfeitable.

3.9 Distribution of the Amounts in a Deferral Account. After the Distribution Date, as hereinafter defined, for a Non-Employee Director, the Company will pay the Non-Employee Director cash equal to the amount with which the Non-Employee Director's Deferral Account is credited. The Non-Employee Director may elect to receive all of the cash at one time or in any number of installments up to 10 annual installments as described below. If the Non-Employee Director has elected to receive all of the cash at one time, the Company will pay the cash to the Non-Employee Director as soon as practicable after the Distribution Date.
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If the Non-Employee Director has elected to be paid the cash in installments,  a pro rata portion of the amount credited to the Deferral Account on the Distribution Date will be paid in each installment, along with the additional amount credited to the Deferral Account as interest since the last installment was paid. The Company will pay to the Non-Employee Director the cash to be paid in the first installment as soon as practicable after the Distribution Date. The remaining installments of cash shall be paid on or about each anniversary of the Director's Distribution Date.

For purposes of this Plan, the "Distribution Date" means any date subsequent to the Affected Year specified by a Non-Employee Director on an election form filed pursuant to Section 3.3 and, in any case, the date on which a Non-Employee Director (i) ceases to be a director of the Company or (ii) becomes employed by the Company or an affiliate, or (iii) dies.

3.10 Distribution of the Amounts in a Unit Account. After the Distribution Date for a Non-Employee Director, the Company will issue to the Non-Employee Director a certificate for that number of shares equal to the number of Units with which the Non-Employee Director's Unit Account is credited. The Non-Employee Director may elect to receive all of the shares of Stock at one time or in up to 10 annual installments as described below. If the Non-Employee Director has elected to receive all of the shares of Stock at one time, the Company will issue the shares of Stock as soon as practicable after the Distribution Date.

If the Non-Employee Director has elected to receive the shares of Stock in installments, a pro rata number of shares of Stock will be issued for each installment plus additional shares of Stock equal to the Units credited to the Unit Account respecting dividends paid on the Stock since the last installment was made. The Company will issue the first installment of shares of Stock as soon as practicable after the Non-Employee Director's Distribution Date. The remaining installments of shares of Stock will be issued on or about each anniversary of the Non-Employee Director's Distribution Date.

3.11 Conversion of Accounts. At any time prior to the Distribution Date, a Non-Employee Director who has a Deferral Account may convert all or any portion of the Deferral Account into Units credited to a Unit Account. The number of Units to be credited to the Non-Employee Director's Unit Account upon the conversion shall equal (1) the amount credited to the Non-Employee Director's Deferral Account so converted divided by (2) the Fair Market Value on the date of the Non-Employee Director's election to convert.

At any time prior to the Distribution Date, a Non-Employee Director who has a Unit Account may convert all or any portion of the Unit Account into a Deferral Account. The cash amount to be credited to the Non-Employee Director's Deferral Account upon the conversion shall equal (1) the number of Units credited to his or her Unit Account so converted multiplied by (2) the Fair Market Value on the date of the Non-Employee Director's election to convert.

Any election to convert must be made on a form prescribed by the Company and filed with its Secretary. The conversion of a Unit Account or a Deferral Account shall be deemed to occur on the date of the Director's election.

Article IV - Stock

4.1 Authorized Stock. The aggregate number of shares of Stock that may be issued under the Plan shall not exceed 50,000 shares, unless such number of shares is adjusted as provided in Article V of the Plan. Such shares of Stock may be authorized but unissued shares, treasury shares or shares acquired in the open market for the account of the Participant.

4.2 Fractional Shares. No fractional shares of Stock shall be issued under the Plan under any circumstances.

Article V - Adjustment upon Changes in Capitalization

5.1 Adjustment upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of shares of Stock that may be issued pursuant to Stock Units and the number of Stock Units credited to Unit Accounts shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be final, binding on the Company and the Participants and conclusive.

5.2 No Effect on Rights of Company. The grant of Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

Article VI - Termination or Amendment of the Plan

6.1 In General. The Board of Directors of the Company may at any time terminate, suspend or amend the Plan. An amendment or the termination of this Plan shall not adversely affect the right of a Non-Employee Director or Beneficiary to receive shares of Stock issuable or cash payable at the effective date of the amendment or termination or any rights that a Non-Employee Director, former Non-Employee Director, or a Beneficiary has in any Deferral Account or Unit Account at the effective date of the amendment or termination. If the Plan is terminated, however, the Company may, at its option, accelerate the payment of all deferred and other benefits payable under this Plan.
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Article VI - Government Regulations

6.1      Government Regulations.

         (a) The obligations of the Company to issue any Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Company.

         (b) The Board of Directors of the Company may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

Article VII - Administration

7.1 In General. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and of any award, issuance or payment of Stock or Stock Units hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any award, issuance or payment of Stock or Stock Units under the Plan. The Committee may delegate any of its responsibilities to one or more agents, including employees of the Company or one or more of its affiliates and subsidiaries, and may retain advisors to provide advice to the Committee. No Participant shall participate in the making of any decision with respect to any question relating to any Stock or Stock Unit issued under the Plan exclusively to that Participant.

7.2 Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties.

7.3 Expenses. The cost of issuing and paying Stock and Stock Units pursuant to the Plan and the expenses of administering the Plan shall be borne by the Company.

Article VIII - Miscellaneous

8.1 Unfunded Plan. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts in the Deferral Accounts and any Stock Units in the Unit Accounts and a Participant's rights to receive any payment of any amounts in the Deferral Accounts and any Stock Units in the Unit Accounts shall not be greater than the rights of an unsecured general creditor of the Company.
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8.2 Assignment; Non-Alienation. The rights, benefits or interests a Non-Employee
Director may have under this Plan, any Deferral Account or any Unit Account are not assignable or transferable and shall not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the Participant or his or her creditors. Any action attempting to effect any transaction of that type shall be void and of no force and effect.

8.3 Death Benefit; Designation of Beneficiaries. Upon the death of a Participant, the Stock Units remaining in his or her Unit Account as of the date of death and the amounts of cash remaining in his or her Deferral Account as of the date of death shall be paid to the beneficiary or beneficiaries of the Participant, or to his or her estate, as described in this Section 8.3, in shares of Stock and in cash, as the case may be, in a single distribution. A Participant may designate a beneficiary or beneficiaries to receive any payments under the Plan upon his or her death. A beneficiary designation shall be in writing on a form acceptable to the Company and shall be effective only upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new written beneficiary designation. The written beneficiary designation last delivered to the Company prior to the death of the Participant shall control. If no beneficiary has been designated, amounts due hereunder shall be paid to the Participant's estate.

8.4 No Guarantee of Directorship. Neither the adoption and maintenance of the Plan nor any election made hereunder by a Participant shall be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

8.5 Applicable Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of New York (without regard to the choice of laws provisions thereof), except to the extent such laws are preempted by the laws of the United States of America.

8.6 Notices. All notices, elections or other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed (if from the Company to the Participant) to any Participant at the address contained in the records of the Company for such Participant, or addressed (if from the Participant to the Company) to the Secretary of the Company at its principal office.

8.7 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

Article IX - Effective Date of the Plan

9.1 Effective Date. The Plan shall be effective immediately upon the date of its approval by the shareholders of the Company (the "Effective Date").